                        FORM OF EXPENSE LIMIT AGREEMENT

     Expense Limit Agreement made as of May 1, 2006 and as revised on [ ] between Pioneer Investment Management, Inc. ("PIM"), on behalf of itself and its affiliates, Pioneer Investment Management Shareholder Services, Inc. ("PIMSS") and Pioneer Funds Distributor, Inc. ("PFD"), and each of the Pioneer Funds listed on Annex A, as updated from time to time (each a "Fund").
          -------

     Whereas PIM, PIMSS and PFD wish to reduce the expenses of each Fund; and

     Whereas each Fund wishes to have PIM enter into such an agreement.

     Now therefore the parties agree as follows:

     SECTION 1   Special Class A Limitations. The expenses attributable to each
                 ----------------------------
class of shares of the Funds listed on Annex B, as updated from time to time,
                                       -------
shall be reduced, if necessary, so that the Ordinary Operating Expenses (as defined below) of each Fund attributable to such class of shares do not exceed the percentage of average daily net assets attributable to the applicable class of shares of such Fund as set forth on Annex B. This expense limitation shall be
                                       -------
effected first by PIMSS waiving transfer agency fees and expenses allocated to the applicable class of shares. If waiving transfer agency fees and expenses alone is not sufficient to achieve the expense limitation reflected in Annex B,
                                                                       -------
PFD shall waive Rule 12b-1 fees attributable to the applicable class of shares. In the event that waiving transfer agency fees and expenses and Rule 12b-1 fees attributable to a class of shares is not sufficient to achieve the expense limitation reflected in Annex B, PIM shall reimburse other expenses or waive
                        -------
other fees ("Fund-Wide Expenses") to the extent necessary to further reduce the expenses attributable to that class of shares to the percentage of average daily net assets reflected in Annex B. In the event that PIM waives or reimburses any
                        -------
Fund-Wide Expenses, PIM also agrees to waive or reimburse the Fund-Wide Expenses attributable to any other authorized class of shares to the same extent that such expenses are reduced for the class of shares that required the reduction of Fund-Wide Expenses.

     SECTION 2   Amendment or Termination of Expense Limits. PIM may terminate
                 -------------------------------------------
or modify these expense limitations only in accordance with this Agreement. PIM agrees that the expense limitations set forth in Annex B shall continue in force until the date set forth with respect to each Fund (and class thereof) in Annex B; provided, that PIM may extend a date reflected in Annex B from time to time.

     SECTION 3   Termination of Expense Reimbursement Provisions.
                 ------------------------------------------------
Notwithstanding anything to the contrary in any predecessor to this Agreement, PIM agrees that it shall not be entitled to be reimbursed for any expenses that PIM, PIMSS or PFD has waived or limited.

     SECTION 4   Ordinary Operating Expenses. For purposes of this Agreement,
                 ----------------------------
Ordinary Operating Expenses means all expenses of the Funds other than extraordinary expenses, such as litigation, taxes and brokerage commissions.

     SECTION 5   Governing Law. This Agreement shall be governed by the laws of
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the State of Delaware.

     SECTION 6   Existing Agreements Superseded. In the case of each Fund, to
                 -------------------------------
the extent that this Agreement provides for expense limit arrangements for the same classes of the Fund to which an existing expense limit agreement relates (each an "Existing Agreement"), this Agreement shall supersede and replace the Existing Agreement.

     In witness whereof, the parties hereto have caused this Agreement to be signed as of the [ ] day of [ ], 2009.

                                        Each of the Funds Listed on Annex A.

                                        By:
                                             -----------------------------------
                                        Name:
                                        Title:

                                        PIONEER INVESTMENT MANAGEMENT, INC.

                                        By:
                                             -----------------------------------
                                        Name:
                                        Title:

                                                                         Annex A
                                                                         -------

Pioneer Oak Ridge Small Cap Growth Fund (a series of Pioneer Series Trust I)

                                                                         Annex B
                                                                         -------

-----------------------------------------------------------------------------------------------------------------
                                                         Fiscal      Regular
                                                          Year      Prospectus     Expense
Fund                                        Class         End          Date          Limit           Term
-----------------------------------------------------------------------------------------------------------------
Pioneer Oak Ridge Small Cap Growth Fund       A          11/30         4/1           1.25%    [9/_/09]-[9/_/10]
-----------------------------------------------------------------------------------------------------------------
                                              B          11/30         4/1           2.15%    [9/_/09]-[9/_/10]
-----------------------------------------------------------------------------------------------------------------
                                              C          11/30         4/1           2.15%    [9/_/09]-[9/_/10]
-----------------------------------------------------------------------------------------------------------------
                                              A          11/30         4/1           1.40%    [9/_/10]-4/1/12
-----------------------------------------------------------------------------------------------------------------
                                              B          11/30         4/1           2.30%    [9/_/10]-4/1/10
-----------------------------------------------------------------------------------------------------------------
                                              C          11/30         4/1           2.30%    [9/_/10]-4/1/10
-----------------------------------------------------------------------------------------------------------------